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                                                                    EXHIBIT 23.6




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated February 22, 1994, relating to the financial statements of Western Union Financial Services, Inc. (a wholly owned subsidiary of New Valley Corporation), which appears in the Current Report on Form 8-K of First Financial Management Corporation dated November 4, 1994.


/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP


Morristown, New Jersey
October 17, 1995